UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 7, 2016

QUALSTAR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California (State or other Jurisdiction of Incorporation or Organization)	000-30083 (Commission File Number)	95-3927330 (I.R.S. Employer Identification No.)

130 West Cochran Street, Unit C

Simi Valley, CA 93065

(Address of principal executive offices) (Zip Code)

(805) 583-7744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

As described in Item 5.02 below, on June 7, 2016, the Company entered into an employment agreement with Steven N. Bronson (the “Employment Agreement”), effective as of June 1, 2016, which sets forth the terms and conditions of Mr. Bronson’s continued employment as Chief Executive Officer and President.

Additional information regarding the Employment Agreement is incorporated herein by reference to “Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers” of this Current Report on Form 8-K.

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2016, the Company entered into the Employment Agreement with Steven N. Bronson, effective as of June 1, 2016, which sets forth the terms and conditions of Mr. Bronson’s continued employment as Chief Executive Officer and President. The term of the Employment Agreement ends on December 31, 2016, subject to earlier termination pursuant to the provisions therein.

Pursuant to the Employment Agreement, Mr. Bronson will receive an annual base salary of $160,000 and is eligible to receive an annual bonus of up to 100% of his annual base salary in the form of a bonus measured over the calendar year, based on specified objectives. Whether Mr. Bronson earns any such bonus will be determined by the board of directors of the Company, in its sole discretion. Further, the Employment Agreement provides that the October 8, 2014 grant to Mr. Bronson of an option to purchase 100,000 shares of the Company’s Common Stock is cancelled, effective as of June 1, 2016.

During the term of his employment with the Company, Mr. Bronson will be entitled to up to 25 days of paid time off annually and to participate in the Company’s benefit plans. Mr. Bronson is also entitled to reimbursement for reasonable business expenses actually and necessarily incurred in connection with his services, including certain office and travel expenses associated with the fact that Mr. Bronson is a resident of Charleston, South Carolina.

Mr. Bronson may terminate the Employment Agreement at any time upon at least 30 days written notice to the Company. Upon Mr. Bronson’s voluntary termination of the Employment Agreement, he will be entitled to receive (i) the salary earned on or before his last day of employment (the “Separation Date”); (ii) any unpaid expenses incurred up to the Separation Date; (iii) accrued, unused paid time off up to the maximum that may be accrued; and (iv) vested benefits, if any, in accordance with the Company’s controlling plans and documents (collectively, the “Final Pay”). Upon such voluntary termination, Mr. Bronson will be entitled to no other compensation, payments and/or further vesting of equity.

The Employment Agreement will also terminate immediately and automatically upon Mr. Bronson’s death, and may be terminated by the Company upon notice to Mr. Bronson in the event of his permanent disability. Upon a termination of Mr. Bronson’s employment due to such death or disability, Mr. Bronson or his beneficiaries will be entitled to receive the Final Pay and any accrued bonus payments, and all equity and/or options issued to Mr. Bronson by the Company will immediately fully vest as of the Separation Date, provided that Mr. Bronson satisfies the conditions for entitlement to severance pursuant to the Employment Agreement.

The Company may terminate the Employment Agreement for cause upon 30 days written notice to Mr. Bronson. Upon a termination of Mr. Bronson’s employment by the Company for cause, Mr. Bronson will be entitled to receive only the Final Pay.

The Company may terminate the Employment Agreement without cause at any time and Mr. Bronson may terminate his employment for good reason at any time. Upon a termination of Mr. Bronson’s employment by the Company without cause or by Mr. Bronson for good reason, Mr. Bronson will be entitled to receive (i) a severance payment equal to 12 months of his base salary; (ii) any bonus payment earned pursuant to the Employment Agreement, prorated to the Separation Date; and (iii) certain COBRA benefits. Additionally, all issued but unvested equity or options issued to Mr. Bronson by the Company will immediately vest in full. The foregoing severance compensation is conditioned upon, among other conditions, Mr. Bronson’s execution and delivery to the Company of a separation agreement in a form acceptable to the Company.

In the event of a Change in Control of the Company that results in the termination of Mr. Bronson’s employment within 60 days after the effective date of such Change in Control, Mr. Bronson will be entitled to receive a lump sum payment in an amount equal to his base salary and any bonus to which Mr. Bronson is entitled, subject to certain conditions. Additionally, any equity securities or options held by Mr. Bronson that are subject to a vesting period will immediately vest in full. For purposes of the Employment Agreement, “Change in Control” means the consummation of any of the following transactions effecting a change in ownership of control of the Company: (i) a merger, consolidation or reorganization, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; or (ii) any transfer, sale or other disposition of all or substantially all of the Company’s assets; or (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s beneficial holders. In no event, however, will a Change in Control be deemed to occur in connection with (i) a merger of the Company, the sole purpose of which is to reincorporate the Company in another jurisdiction, or (ii) any public offering of common stock of the Company, the primary purpose of which is to raise capital; or (iii) an increase or decrease of Mr. Bronson’s beneficial ownership in the Company.

The Employment Agreement also contains certain non-disclosure covenants that apply during his employment and thereafter.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1+	Employment Agreement, by and between Qualstar Corporation and Steven N. Bronson, effective as of June 1, 2016

+ Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

Dated: June 9, 2016	By:	/s/ Steven N. Bronson
Name: Steven N. Bronson
Title: President and Chief Executive Officer